Exhibit 99.1

News Release CRESTWOOD MIDSTREAM PARTNERS LP 717 Texas Avenue, Suite 3150 Houston, TX 77002 www.crestwoodlp.com
Crestwood Midstream Partners LP Announces Participation at
Upcoming Investor Conferences
HOUSTON, TEXAS, November 14, 2011 — Crestwood Midstream Partners LP (NYSE: CMLP) (“Crestwood”) announced today that Robert G. Phillips, Chairman, President and Chief Executive Officer of Crestwood’s general partner, will present at the Citi North American Credit Conference in New York City on November 15, 2011 at approximately 7:45 a.m. Eastern Time. Additionally, William G. Manias, Senior Vice President and Chief Financial Officer of Crestwood’s general partner, will present at the RBC Capital Markets’ MLP Conference in Dallas, Texas, on November 17, 2011 at approximately 9:45 a.m. Central Time. The presentation materials will be posted in the Investor Relations section of the Partnership’s website at www.crestwoodlp.com prior to the presentations. The presentations will also be webcast live over the internet and available for replay in the Investor Relations section of the Partnership’s website for 30 days after the original webcasts are concluded.
About Crestwood Midstream Partners LP
Houston, Texas-based Crestwood is a growth-oriented, midstream master limited partnership which owns and operates predominately fee-based gathering, processing, treating and compression assets servicing natural gas producers in the Barnett Shale in North Texas, the Fayetteville Shale in Arkansas, the Haynesville/Bossier Shale in Louisiana, the Granite Wash area in the Texas Panhandle and the Avalon Shale area of Southeastern New Mexico. For more information about Crestwood LP, visit www.crestwoodlp.com.
Investor Contact:
Mark Stockard
832-519-2207
mstockard@crestwoodlp.com

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